Exhibit 10.2

CAPITAL ONE, N.A.

265 BROADHOLLOW ROAD

MELVILLE, NEW YORK 11747

July 16, 2013

Newtek Business Services, Inc.

212 W. 35th Street

New York, NY 10001

Attention: Barry Sloane, Chief Executive Officer

Re:	Amended and Restated Loan Agreement dated the date hereof between

Capital One, National Association, Newtek Small Business Finance, Inc.

Ladies and Gentlemen:

Reference is made to the referenced Amended and Restated Loan and Security Agreement dated the date hereof (the “Credit Agreement”) between Capital One, National Association (the “Lender”) and Newtek Small Business Finance, Inc. (the “Borrower”). Reference is also made to the Amended and Restated Guaranty of Payment and Performance dated as of June 16, 2011 (the “Guaranty”) of Newtek Business Services, Inc. (the “Guarantor”) in favor of Lender, and the Amended and Restated Security Agreement dated as of June 16, 2011 (the “Security Agreement”) between the Guarantor and Lender. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Capital One, National Association and the Borrower are entering into an Amended and Restated Loan Agreement on the date hereof. In connection therewith Lender and the Guarantor desire to make certain amendments to, and to confirm certain agreements with regard to, the Guaranty and the Security Agreement.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower hereby agree as follows:

1. Confirmation. The Guarantor hereby ratifies and reaffirms all of its payment, performance and other obligations, contingent or otherwise, under the Guaranty. The Guarantor acknowledges that the Guaranty remains in full force and effect and is hereby ratified, confirmed and reapproved as of the date hereof.

2. Amendments.

(a) New Sections 4.9 and 4.10 are hereby added to the Security Agreement as follows:

“4.9 Intellectual Property. The Guarantor agrees as follows:

(i) it will notify Lender immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding its ownership of, or the validity of, any Intellectual Property or its right to register the same or to own and maintain the same;

(ii) whenever the Guarantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, it shall report such filing to Lender within five (5) Business Days thereafter. Upon request of Lender, Guarantor, promptly but in any event no later than three (3) Business Days after such request, will execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Lender may request to evidence Lender’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of the Guarantor relating thereto or represented thereby including, without limitation, a copyright security agreement, patent security agreement and/or a trademark security agreement in form and substance satisfactory to Lender for filing;

(iii) the Guarantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application relating to any Intellectual Property (and to obtain the relevant registration) and to maintain each registration of the Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability; and

(iv) in the event that any Intellectual Property is infringed, misappropriated or diluted by a third party, the Guarantor shall (i) take such actions as it shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify Lender after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

4.10 Payments and Modifications of Subordinated Debt. The Guarantor will not, and will not permit the Borrower, any Second Lien Guarantor, any Affiliate, any holder of any equity or other ownership interest in the Guarantor, the Borrower, Parent or Second Lien Guarantor, or any other Person to: (a) declare, pay, make or set aside any amount for payment in respect of, (b) amend, modify or restate any of the terms of, or (c) enter into any refinancing of (i) any Subordinated Debt (other than the Second Lien Debt) without the prior written consent of Lender, which may be given or withheld in its sole and absolute discretion, or (ii) the Second Lien Debt, except to the extent permitted by, and made in full compliance with, the Second Lien Subordination and Intercreditor Agreement. For purposes of this Section 4.10, the following terms shall have the following meanings:

“Subordinated Debt” shall mean any Indebtedness of the Guarantor which is subordinated, either by its terms or pursuant to a subordination agreement, in each case in a manner and in form and substance satisfactory to Lender.

“Second Lien Agent” means ABC Funding, LLC, as administrative agent for the Second Lien Lenders.

“Second Lien Credit Agreement” means the Credit Agreement, dated as of April 25, 2012, as amended by the Second Lien First Amendment, among the Guarantor, the Second Lien Lenders, and the Second Lien Agent, as the same may be amended, modified, or restated from time to time in accordance with this Agreement and the Second Lien Subordination and Intercreditor Agreement.

“Second Lien Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of April 25, 2012, among the Guarantor, the other Guarantors, and the Second Lien Agent, as amended by the Second Lien First Amendment, and as the same may be amended, modified, or restated from time to time in accordance with this Agreement and the Second Lien Subordination and Intercreditor Agreement.

“Second Lien Debt” means the Subordinated Indebtedness in favor of the Second Lien Lenders in a maximum principal amount not to exceed $15,000,000, plus PIK Principal, in each case, solely upon the terms and subject to the conditions set forth in the Second Lien Credit Agreement.

“Second Lien First Amendment” means the First Amendment to Credit Agreement dated as of October     , 2012 among the Guarantor, the Second Lien Lenders and the Second Lien Agent.

“Second Lien Guarantors” means the “Guarantors” that are parties to the Second Lien Collateral Agreement.

“Second Lien Subordination and Intercreditor Agreement” means that certain Subordination and Intercreditor Agreement, dated as of April 25, 2012, among Lender, Second Lien Agent, and each of the other parties thereto, as the same may be amended, modified, or restated from time to time in accordance with the provisions thereof.

“Second Lien Lenders” means the several lenders parties from time to time to the Second Lien Credit Agreement in accordance with the terms and conditions thereof.”

(b) Section 13(b)(ii)(A) of the Guaranty is hereby amended to read as follows:

“(A) repurchases in the open market by the Guarantor from Persons other than its Affiliates of outstanding shares of the Guarantor’s common stock, $.02 par value per share, and (B) the declaration and payment of cash dividends by the Guarantor on its common stock, $.02 par value per share, in an aggregate amount as to clauses (A) and (B) of this subsection not exceeding $1,500,000 from and including July 16, 2013 to and including May 14, 2015;”.

(c) From and after the date hereof, each reference to the Guaranty or the Security Agreement in the Credit Agreement, the Loan Documents, the Term Loan Agreement and in the Term Loan Documents shall mean the Guaranty or the Security Agreement, as applicable, as amended by this letter agreement.

2. Miscellaneous.

(a) Representations and Warranties; Release. The Guarantor hereby represents and warrants that, both immediately before and after giving effect to the amendments set forth in Section 1 above (the “Amendments”): (a) the Loan Documents and the Term Loan Documents (collectively, the “Capital One Financing Documents”) to which it is a party constitute legal, valid and binding obligations of the Guarantor, are enforceable against the Guarantor in accordance with their respective terms; (b) the Guarantor hereby reaffirms all covenants, representations and warranties made by it in the Capital One Financing Documents to which it is a party and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this letter agreement, except to the extent that any such representation or warranty relates to a specific date, in which case such representation or warranty shall be true and correct as of such earlier date; and (c) no Default or Event of Default has occurred and is continuing. In addition, to induce the Lender to execute and deliver this letter agreement, the Guarantor represents and warrants that as of the date of its execution of this letter agreement, there are no claims or offsets against, or rights of recoupment with respect to, or defenses or counterclaims to its obligations under, the Capital One Financing Documents, and, in accordance therewith, the Guarantor hereby waives any and all such claims, offsets, rights of recoupment, defenses or counterclaims, whether known or unknown, arising prior to the date of this letter agreement, and releases and discharges the Lender and its officers, directors, employees, agents, stockholders, affiliates and attorneys (collectively, the “Released Parties”) from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which the Guarantor ever had or now has against the Released Parties, or any of them, arising prior to the date hereof and from, arising out of, or relating to Capital One Financing Documents and the transactions contemplated thereby.

(b) Effect on the Capital One Financing Documents. Except as amended hereby, the Guaranty and the Security Agreement each shall remain in full force and effect in accordance with its terms, and is hereby ratified, confirmed and reapproved as of the date hereof. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of the Lender, or any Default or Event of Default under the Capital One Financing Documents, nor constitute a consent to or waiver of any departure from or non-compliance with any provision of the Capital One Financing Documents. This letter agreement shall be deemed to be a Loan Document under the Capital One Financing Documents. Any breach or default in, or any non-compliance with, any of the terms and conditions of this letter agreement by the Guarantor shall constitute an Event of Default under the Capital One Financing Documents without notice or lapse of time or both, and the Lender shall thereafter have the right to exercise all of its rights and remedies thereunder or under applicable law.

(c) Governing Law. This letter agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of laws principles that would defer to the laws of a jurisdiction other than the State of New York.

(d) Headings. Section headings in this letter agreement are included herein for convenience of reference only and shall not constitute a part of this letter agreement for any other purpose.

(e) Counterparts; Facsimile or Electronic Transmission. This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or other electronic transmission shall be deemed to be an original signature hereto.

(f) Severability. In case any provision of or obligation under this letter agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Please acknowledge your agreement to the forgoing by signing this letter agreement below in the space indicated and returning it to the undersigned.

(page intentionally ends here)

Signature Page to Amendment to Guaranty and Security Agreement

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ James Wohn
Name:	James Wohn
Title:	Senior Vice President

AGREED:

NEWTEK BUSINESS SERVICES, INC.

By:	/s/ Barry Sloane
Name:	Barry Sloane
Title:	Chief Executive Officer